Exhibit 32.2

In connection with the Quarterly Report of FAO, Inc. (the “Company”) on Form 10-Q/A for the period ending August 2, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerome A. Kollar, Senior Vice President-Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2003	/s/ Jerome A. Kollar
Jerome A. Kollar
Senior Vice President-Finance
(Principal Accounting Officer)